Exhibit 4.2

Execution Version

PDC ENERGY, INC.

as the Company

to

U.S. BANK NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 14, 2016

to INDENTURE

Dated as of September 14, 2016

1.125% Convertible Senior Notes due 2021

i

Note:  This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

Note:  This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

Note:  This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

Page

ARTICLE XIII

Guarantee of Securities
SECTION 13.01. Securities Guarantees	80
SECTION 13.02. Limitation on Guarantor Liability	82
SECTION 13.03. Execution and Delivery of Securities Guarantee Notation	82

Schedule A
Appendix	Provisions Relating to Securities
Exhibit A	Form of Security
Exhibit B	Form of Notice of Conversion
Exhibit C	Form of Fundamental Change Repurchase Notice
Exhibit D	Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

Note:  This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

v

PDC ENERGY, INC.

Reconciliation and tie between Trust Indenture Act of 1939 and

Indenture, dated as of September 14, 2016 (unless otherwise noted, section references in the right-hand column below refer to sections of this First Supplemental Indenture)

§ 310(a)(1)	6.10
(a)(2)	6.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.10
(b)	6.09
§ 311(a)	6.14
(b)	6.14
(c)	Not Applicable
§ 312(a)	7.01, 7.02
(b)	7.02
(c)	7.02
§ 313(a)	7.03
(b)(1)	7.03
(b)(2)	7.03
(c)(1)	7.03
(d)	7.03
§ 314(a)	7.04
(b)	Not Applicable
(c)(1)	10.4 of the Base Indenture
(c)(2)	10.4 of the Base Indenture
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.5 of the Base Indenture
(f)	Not Applicable
§ 315(a)	6.02
(b)	6.03
(c)	6.02
(d)	6.02, 6.04
(e)	5.15
§ 316(a)	Definition of “Outstanding”
(a)(1)(A)	5.13
(a)(1)(B)	5.14
(b)	5.09
§ 317(a)(1)	5.04
(a)(2)	5.05
(b)	10.03
§ 318(a)	10.1 of the Base Indenture

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of September 14, 2016, between PDC ENERGY, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company and the Trustee executed and delivered an Indenture, dated as of September 14, 2016 (the “Base Indenture”), to provide for the issuance by the Company from time to time of its debentures, notes or other debt instruments (the “Securities”).

Section 2.1, Section 2.2 and Section 9.1(h) of the Base Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, without the consent of any Holders, to, among other things, establish the form or terms of Securities of any series as permitted by the Base Indenture;

The Company has duly authorized the creation of an issue of 1.125% Convertible Senior Notes due 2021, initially in an aggregate principal amount not to exceed $200,000,000, and the Company has duly authorized the execution and delivery of this First Supplemental Indenture.

All things necessary to make the Securities, when executed by the Company, authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this First Supplemental Indenture a valid and legally binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01.  Scope.  This First Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture as though all the provisions thereof are contained in one instrument.  Except as expressly amended by this First Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect.  Notwithstanding the foregoing, this First Supplemental Indenture shall only apply to the Securities.  For all purposes under the Base Indenture, the Securities shall constitute a single Series, and with regard to any matter requiring the consent under the Base Indenture of Holders (as defined under the Base Indenture) of multiple Series of Securities voting together as a single class, the consent of Holders of the Securities issued hereunder voting as a separate class shall also be required and the same threshold shall apply.  With respect to the Securities, if the terms of the Base Indenture are inconsistent with the terms of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall control.

SECTION 1.02.  Definitions.  For all purposes of this First Supplemental Indenture, in addition to the rules of construction provided for in Sections 1.3 and 1.4 of the Base Indenture, and except as otherwise expressly provided or unless the context otherwise requires:

(a)  all terms used in this First Supplemental Indenture that are not otherwise defined herein shall have the meanings they are given in the Base Indenture;

(b)  any terms defined in this First Supplemental Indenture that are also defined in the Base Indenture shall have the meanings they are given in this First Supplemental Indenture;

(c)  unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this First Supplemental Indenture;

(d)  the words “herein,” “hereof” and “hereunder” and other words of similar import in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to the Base Indenture or any particular Article, Section or other subdivision of the Base Indenture or this First Supplemental Indenture;

(e)  each reference herein to a rule or form of the Commission shall mean such rule or form and any rule or form successor thereto, in each case as amended from time to time;

(f)  “including” means including without limitation;

(g)  unsecured indebtedness shall not be deemed to be subordinate or junior to secured indebtedness merely by virtue of its nature as unsecured indebtedness;

(h)  the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(i)  all references to the date the Securities were originally issued shall refer to the Issue Date, except as otherwise specified.

Whenever this First Supplemental Indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, such calculation shall be made as if the transactions or events occurred on the first day of such period, unless otherwise specified.

“2022 Senior Notes” means the 7.75% Senior Notes due 2022 issued by the Company under an indenture, dated as of October 3, 2012, between the Company as issuer and U.S. Bank National Association as trustee.

“2024 Senior Notes” means the 6.125% Senior Notes due 2024 to be issued by the Company under an indenture, to be dated on or around September 15, 2016, between the Company as issuer and U.S. Bank National Association as trustee.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.05.

“Additional Interest” means the amounts, if any, payable pursuant to Section 5.17.  Whenever in the Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of this First Supplemental Indenture, and express mention of the payment of Additional Interest (if applicable) in any provision shall not be construed as excluding Additional Interest in those provisions where such express mention is not made.

“Additional Securities” means 1.125% Convertible Senior Notes due 2021 issued from time to time after the Issue Date under the terms of the Indenture (other than pursuant to Section 3.05(b), 11.06 or 12.02(i) of this First Supplemental Indenture or Section 2.8 or 2.11 of the Base Indenture).

“Additional Shares” has the meaning specified in Section 12.05(a).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.15 to act on behalf of the Trustee to authenticate the Securities.

“Bid Solicitation Agent” means the Company or such other Person (including the Trustee) as may be appointed, from time to time, by the Company to solicit market bid quotations for the Securities in accordance with Section 12.01(a)(ii). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of a company or its equivalent, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Security, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

“Cash Settlement” has the meaning specified in Section 12.02.

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” has the meaning specified in Section 12.02.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this First Supplemental Indenture such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company authorized at the date of this First Supplemental Indenture as originally executed, subject to the provisions of Section 12.06.

“Company” means the Person named as the “Company” in the first paragraph of this First Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of this First Supplemental Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means a written order or request signed in the name of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its Chief Financial Officer, principal financial officer, principal accounting officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, or any person performing similar functions, and delivered to the Trustee or Paying Agent, as applicable.

“control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion. The Conversion Agent shall initially be the Trustee.

“Conversion Date” has the meaning specified in Section 12.02(g).

“Conversion Notice” has the meaning specified in Section 12.02(g).

“Conversion Price” means, in respect of each Security, as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” means, initially, 11.7113 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee with respect to this Indenture is principally administered, which at the date of the Indenture is located in Denver, Colorado at 950 17th Street, 12th Floor, Denver, CO 80202, Attention: Global Corporate Trust Services, and for purposes of Sections 3.01, 6.10, and 10.02, such office shall also mean the office or agency of the Trustee located at 100 Wall Street, Suite 1600, New York, NY 10005.

“corporation” means (except in the definition of “Subsidiary”) a corporation, association, company, joint stock company or business trust that has elected to be taxed for U.S. federal income tax purposes as a corporation.

“Daily Conversion Value” means, for each of the 25 consecutive Trading Days during the Observation Period, one twenty-fifth (1/25th) of the product of (1) the Conversion Rate on such Trading Day and (2) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 25.

“Daily Settlement Amount,” means, for each of the 25 consecutive Trading Days during the Observation Period:

(1) cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(2) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 25 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PDCE <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by the Company).  The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Security (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are due but are not punctually paid or duly provided for, taking into account the grace periods, if any, for such payments.

“Definitive Security” has the meaning specified in the Appendix.

“Depositary” means The Depository Trust Company, a New York corporation, or its successor.

“Effective Date” has the meaning specified in Section 12.05(c), except that, as used in Section 12.03 and in Section 12.04, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” has the meaning specified in Section 5.02.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means, in respect of any issuance, dividend or distribution, the first date upon which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“FASB” means the Financial Accounting Standards Board.

“Federal Bankruptcy Code” means Title 11, U.S. Code.

A “Fundamental Change” will be deemed to have occurred at the time after the Issue Date if any of the following occurs:

(1)           a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Wholly Owned Subsidiaries and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

(2)           the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company or any other transaction or series of transactions pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly in substantially the same proportion as such ownership immediately prior to such transaction, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction shall not be a Fundamental Change pursuant to this clause (2);

(3) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(4) the Common Stock (or other common stock into which the Securities are then convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or NYSE MKT (or any of their respective successors).

A Fundamental Change as a result of clause (1) or (2) above will not be deemed to have occurred, however, if 100% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with a Fundamental Change (“publicly traded securities”) and as a result of such transaction or transactions the Securities become convertible into such publicly traded securities, excluding cash payments for fractional shares as provided in Section 12.02(n) of this First Supplemental Indenture. If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the sentence immediately following clause (4) immediately above, following the effective date of such transaction), references to the Company in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” has the meaning specified in Section 11.02(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 11.02(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 11.02(a)(i).

“Fundamental Change Repurchase Price” has the meaning specified in Section 11.02(a).

“GAAP” means generally accepted accounting principles set forth in the FASB codification, which represents the source of authoritative U.S. GAAP recognized by the FASB to be applied by non-governmental entities. Rules and interpretive releases of the Commission under authority of federal securities laws are also sources of authoritative GAAP for Commission registrants. The codification supersedes all non-Commission accounting and reporting standards which existed prior to the codification. All other nongrandfathered, non-Commission accounting literature not included in the codification is non-authoritative. GAAP is determined as of the date of any calculation or determination required hereunder; provided, however, that the Company, on any date, may elect to establish that GAAP shall mean GAAP as in effect on such date; provided, further, that any such election, once made, shall be irrevocable. The Company shall give notice of any such election to the Trustee and the Holders of the Securities.

“Global Security” has the meaning specified in the Appendix.

“guarantee” means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another Person.  The term “guarantee” used as a verb has a corresponding meaning.  The term “guarantor” shall mean any Person providing a guarantee of any obligation.

“Guarantor” means each Person that becomes a guarantor of any Securities pursuant to the applicable provisions of the Indenture (including any provisions that become a part of the Indenture pursuant to any supplemental indenture).

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means the Base Indenture as supplemented by this First Supplemental Indenture, in each case, as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions of the Base Indenture as supplemented by this First Supplemental Indenture, including, for all purposes of the Base Indenture as supplemented by this First Supplemental Indenture and any such additional supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture as supplemented by this First Supplemental Indenture and any such supplemental indenture, respectively.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Issue Date” means September 14, 2016.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof).

“Make-Whole Fundamental Change Period” has the meaning specified in Section 12.05(a).

“Market Disruption Event” means (i) a failure by the primary U.S. national securities or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 pm., New York City time, on any Scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Measurement Period” has the meaning specified in Section 12.01(a)(ii).

“Merger Event” has the meaning specified in Section 12.06(a).

“Notice of Default” means a written notice of the kind specified in Section 6.03.

“Observation Period” with respect to any Security surrendered for conversion means (i) if the relevant Conversion Date occurs prior to March 15, 2021, the 25 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date, and (ii) if the relevant Conversion Date occurs on or after March 15, 2021, the 25 consecutive Trading Days beginning on, and including, the 27th Scheduled Trading Day immediately preceding September 15, 2021.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President,  any Vice President, the Chief Financial Officer, principal financial officer, principal accounting officer, the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary, of the Company, and delivered to the Trustee, and, in the case of any Subsidiary Guarantor, the Chairman of the Board of Directors, the Chief Executive Officer, the President,  any Vice President, the Chief Financial Officer, principal financial officer, principal accounting officer, the Treasurer, an Assistant Treasurer, the

Secretary, or an Assistant Secretary, of such Subsidiary Guarantor, or, with respect to a limited liability company, either an officer, manager, or managing member of such limited liability company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Trustee, who may be external or in-house counsel for the Company.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under the Indenture, except:

(i)            Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Securities for whose payment or purchase money or securities in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; and

(iii)          Securities which have been paid pursuant to Section 2.8 of the Base Indenture or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to the Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (it being understood that Securities to be acquired by the Company pursuant to an offer to purchase shall not be deemed to be owned by the Company until legal title to such Securities passes to the Company), except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.  The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 10.02 hereof.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Settlement” shall have the meaning specified in Section 12.02.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.8 of the Base Indenture in lieu of or in exchange for a mutilated, lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security that it replaces.

“principal” of a Security means the principal of the Security payable on that Security which is due or overdue or is to become due at the relevant time.

“Prospectus Supplement” means the preliminary prospectus supplement dated September 8, 2016, as supplemented by the related pricing term sheet dated September 8, 2016, relating to the offering and sale of the Securities.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Record Expiration Date” has the meaning specified in Section 1.05.

“Regular Record Date” for the interest payable on any Interest Payment Date means March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Reference Property” has the meaning specified in Section 12.06(a).

“Required Filing Dates” has the meaning specified in Section 10.06.

“Responsible Officer,” when used with respect to the Trustee, means any officer assigned to the Global Corporate Trust Services Department (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of the Indenture, and for the purposes of Section 6.02(c) and Section 6.03 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common

Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities” means the 1.125% Convertible Senior Notes due 2021 issued on the Issue Date and any Additional Securities.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case, as amended from time to time.

“Securities Custodian” has the meaning specified in the Appendix.

“Securities Guarantee” means each guarantee of the obligations of the Company under the Indenture and the Securities by a Guarantor in accordance with the provisions hereof.

“Security Register,” “Security Registrar” or “Registrar” has the meaning specified in Section 3.05.

“Senior Notes” means each of the 2022 Senior Notes, the 2024 Senior Notes and any future issuance of unsecured senior notes by the Company.

“Settlement Amount” has the meaning specified in Section 12.02(d).

“Settlement Method” means, with respect to any conversion of Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Election” has the meaning specified in Section 12.02(c).

“Settlement Election Notice” has the meaning specified in Section 12.02(c).

“Significant Subsidiary” means any Subsidiary of the Company that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Special Record Date” for the payment of any Defaulted Amounts means a date fixed by the Trustee pursuant to Section 3.07.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Securities to be received upon conversion as specified in the Settlement Election Notice related to any converted Securities.

“Spin-Off” has the meaning specified in Section 12.03(c).

“Sponsored Limited Partnerships” means any drilling partnership in existence as of December 31, 2007 in which the Company is the managing general partner but which is not majority-owned by the Company, directly or indirectly.

“Stated Maturity” means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any installment of interest thereon, is due and payable.

“Stock Price” has the meaning specified in Section 12.05(c).

“Subsidiary” means, with respect to any specified Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity or (ii) any partnership (other than Sponsored Limited Partnerships), joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights and voting interests or general or limited partnership interests is, in the case of (i) or (ii), at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

“Surviving Entity” has the meaning specified in Section 8.02(a)(ii).

“Trading Day” means, except as otherwise provided in Section 12.02(o), a day on which (i) trading in the Common Stock (or other security for which a Last Reported Sale Price must be determined) generally occurs on The NASDAQ Global Select Market or, if the Common Stock (or such other security) is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded, and (ii) a Last Reported Sale Price for the Common Stock (or Last Reported Sale Price for such other security) is available on such securities exchange or market. If the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.  If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2.0 million principal amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.  If (x) the Company is not acting as the Bid Solicitation Agent, and the Company does not, when it is required to do so, instruct the Bid Solicitation Agent to obtain bids when required, or if the Company gives such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent, and the

Company fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure.

“Trading Price Condition” has the meaning specified in Section 12.01(a)(ii).

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this First Supplemental Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this First Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this First Supplemental Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Valuation Period” has the meaning specified in Section 12.03(c).

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

SECTION 1.03.  [Reserved].

SECTION 1.04.  Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (who may be an employee of the Company), unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant (who may be an employee of the Company) or firm of accountants, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under the Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.05.  Acts of Holders; Record Dates.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  The Trustee shall deliver to the Company copies of all such instrument or instruments and records delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and (subject to Section 6.02 of this First Supplemental Indenture) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems reasonably sufficient.

The ownership of Securities shall be proved exclusively by the Security Register for all purposes.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may but need not set any day as a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders of Outstanding Securities entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the Indenture to be given or taken by Holders; provided, however, that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date.  Nothing in this paragraph shall prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken pursuant to or in accordance with any other provision of the Indenture by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Record Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 10.2 of the Base Indenture as amended and supplemented by Section 1.07 of this First Supplemental Indenture.

The Trustee may but need not set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.03, (iii) any request to institute proceedings referred to in Section 5.08(b) or (iv) any direction referred to in Section 5.13.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken pursuant to or in accordance with any other provision of the Indenture by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the matter(s) to be submitted for potential action by Holders and the applicable Record Expiration Date to be given to the Company in writing and to each Holder in the manner set forth in Section 10.2 of the Base Indenture as amended and supplemented by Section 1.07 of this First Supplemental Indenture.

With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Record Expiration Date” and from time to time may change the Record Expiration Date to any earlier or later day; provided, however, that no such change shall be effective unless notice of the proposed new Record Expiration Date is given to the other party hereto in writing, and to each Holder in the manner set forth in Section 10.2 of the Base Indenture as amended and supplemented by Section 1.07 of this First Supplemental Indenture, on or before the existing Record Expiration Date.  If a Record

Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that sets such record date shall be deemed to have initially designated the 180th day after such record date as the Record Expiration Date with respect thereto, subject to its right to change the Record Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Record Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 1.06.  Notices to Trustee or the Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with,

(a)  the Trustee (and the Security Registrar, Paying Agent, or Conversion Agent for as long as the Trustee is the Security Registrar, Paying Agent or Conversion Agent) by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office, or

(b)  the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of the Company’s principal office specified in the first paragraph of this First Supplemental Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company.  The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 1.07.  Notice to Holders; Waiver.  Section 10.2 of the Base Indenture is hereby amended, with respect to the Securities, by inserting the following three paragraphs immediately at the end thereof:  “Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Any notice or communication to Holders as to any Global Security registered in the name of the Depositary or its nominee, will be deemed given as agreed by the Company, the Trustee and the Depositary, or otherwise pursuant to the applicable procedures of the Depositary.”

SECTION 1.08.  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09.  Successors and Assigns.  Section 10.12 of the Base Indenture is hereby amended, with respect to the Securities, by replacing the word “All” at the beginning of the first sentence thereof with the phrase “Without limiting Article VIII of the First Supplemental Indenture, all”.

SECTION 1.10.  Separability Clause.  In case any provision in this First Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 1.11.  Benefits of Indenture.  Nothing in the Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 1.12.  Governing Law.  This First Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.  The Company submits to the jurisdiction of the courts of the State of New York sitting in the County of New York, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, The City of New York, in any action or proceeding to enforce any of its obligations under the Indenture or with regard to the Securities, and agrees not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Company will not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, the City of New York).  The Company agrees that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.  The Company irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum.

SECTION 1.13.  Legal Holidays.  Section 10.7 of the Base Indenture shall not apply to the Securities. In any case where any Interest Payment Date, date of required repurchase upon a Fundamental Change in accordance with Section 11.03 of this First Supplemental Indenture or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect (including with respect to the accrual of interest) as if made on the Interest Payment Date, required repurchase date or at the Stated Maturity and no interest on such payment will accrue in respect of the delay.

SECTION 1.14.  Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 1.15.  Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

SECTION 1.16.  Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Securities and the Indenture.  These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Securities and the Conversion Rate of the Securities.  The Company shall make all such calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and the Conversion Agent shall be entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee shall forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

ARTICLE II

Security Forms

SECTION 2.01.  Form and Dating.  Provisions relating to the Securities and, if applicable, the notation thereon relating to the Securities Guarantee, are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this First Supplemental Indenture.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the Form of Notice of Conversion shall be substantially in the form of Exhibit B hereto and the Form of Fundamental Change Repurchase Notice shall be substantially in the form of Exhibit C hereto, each of which are hereby incorporated in and expressly made a part of this First Supplemental Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Security shall be dated the date of its authentication.

ARTICLE III

The Securities

SECTION 3.01.  Title and Terms.  The aggregate principal amount of Securities which may be authenticated and delivered under the Indenture on the Issue Date is limited to $200,000,000.  Additional Securities may be issued, authenticated and delivered pursuant to Section 3.13, and Securities may be authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.05(a), 11.06 or 12.02(i) of this First Supplemental Indenture or Section 2.8, 2.11 or 9.6 of the Base Indenture.

The Securities shall be known and designated as the “1.125% Convertible Senior Notes due 2021” of the Company.  Their Stated Maturity for payment of principal shall be September 15, 2021.  Interest on the Securities shall accrue at the rate of 1.125% per annum and shall be payable semiannually in arrears on each March 15 and September 15, commencing March 15, 2017 to the Holders of record of Securities at the close of business on March 1 and September 1, respectively, immediately preceding such Interest Payment Date.  Subject to Section 3.13(c), interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 14, 2016.  Interest on the Securities will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

The Company shall pay the principal of and interest on any Global Security in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Security.  The Company shall pay the principal of any Definitive Security at the office or agency designated by the Company for that purpose.  The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Securities and its agency in New York City, New York as a place where Securities may be presented for payment or for registration of transfer.  The Company may, however, change the Paying Agent or Security Registrar for the Securities without prior notice to the

Holders thereof and the Company may act as Paying Agent or Security Registrar for the Securities.  Interest on any Definitive Securities will be payable (i) to Holders of Definitive Securities having an aggregate principal amount of Securities of $2,000,000 or less, by check mailed to the Holders of such Securities at their address in the Security Register and (ii) to Holders having an aggregate principal amount of Definitive Securities in excess of $2,000,000, by either check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Security Registrar to the contrary.

SECTION 3.02.  Denominations.  The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple of $1,000 thereof.

SECTION 3.03.  Execution and Authentication.  Section 2.3 of the Base Indenture shall not apply to the Securities.  The terms and provisions contained in the Form of Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  The Securities shall be executed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, principal financial officer, principal accounting officer, General Counsel, Treasurer or any Executive or Senior Vice President.  The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this First Supplemental Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, which shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 3.13 after the Issue Date, shall certify that such issuance is in compliance with the Indenture; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in the Indenture and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Authentication by counterpart shall satisfy the requirements of this Section 3.03 and the requirements of the Securities.

SECTION 3.04.  [Reserved].

SECTION 3.05.  Exchange and Registration of Transfer of Securities; Depositary.

(a)  Sections 2.4 and 2.7 of the Base Indenture shall not apply to the Securities.

(b)  The Security Registrar shall maintain a register (the “Security Register”) of the Securities for registering the record ownership of the Securities by the Holders and transfers and exchanges of the Securities.  The Trustee is hereby appointed (a) the initial “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided and (b) the Securities Custodian with respect to the Global Securities.

The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix.  When a Security is presented to the Security Registrar with a request to register a transfer, the Security Registrar shall register the transfer as requested if its requirements therefor are met.  When Securities are presented to the Security Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Security Registrar shall make the exchange as requested if the same requirements are met.  To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Security Registrar’s request.

All Securities issued upon any registration of transfer or exchange pursuant to the terms of the Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Securities surrendered upon such registration of transfer or exchange.

No service charge shall be made for any registration of transfer or exchange of Securities except as provided in Section 2.8 of the Base Indenture, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 11.06 or 12.02(i) of this First Supplemental Indenture or Section 2.11 or 9.6 of the Base Indenture, and in any such case not involving any transfer.

Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, and the Security Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, or the Security Registrar shall be affected by notice to the contrary.

(c)  Notwithstanding any other provision of this Section 3.05, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.  Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) if certificated, any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

(d)  Any Security or Common Stock issued upon the conversion or exchange of a Security that is repurchased or owned by the Company or any Affiliate thereof and not promptly delivered by the Company to the Trustee for cancellation pursuant to Section 3.09 of this First Supplemental Indenture may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144 under the Securities Act).

(e)  None of the Trustee, the Paying Agent or the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 3.06.  [Reserved].

SECTION 3.07.  Payment of Interest; Defaulted Amounts; Rights Preserved.  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest payment.

Section 2.13 of the Base Indenture shall not apply to the Securities.  Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Securities plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in paragraph (a) or (b) below:

(a)  the Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Amounts, which shall be fixed in the following manner:  the Company shall notify the Trustee in writing of the Defaulted Amounts proposed to be paid on each Security, the Special Record Date and the date of the proposed payment.  The Trustee shall cause notice of the proposed payment of such Defaulted Amounts and the Special Record Date therefor to be given to each Holder in the manner specified in Section 10.2 of the Base Indenture as amended and supplemented by Section 1.07 of this First Supplemental Indenture.  Notice of the proposed payment of such Defaulted Amounts and the Special Record Date therefor having been so given, such Defaulted Amounts shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)  the Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08.  Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and the Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security).  The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the Depositary’s applicable procedures.  The Company, the Trustee, the Paying Agent and the Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.  The Company, the Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of the Indenture relating to such Global Security (including the payment of principal and interest and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof.  None of the Company, the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

SECTION 3.09.  Cancellation.  Section 2.12 of the Base Indenture shall not apply to the Securities.  All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  Subject to the provisions of Section 3.13(e), the Company shall promptly deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this First Supplemental Indenture.  All cancelled Securities held by the Trustee shall be disposed of by the Trustee in its customary manner. Copies of all cancelled Securities shall be provided to the Company by the Trustee, as soon as reasonably practicable following cancellation of such Securities.

SECTION 3.10.  Computation of Interest.  Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

SECTION 3.11.  CUSIP and ISIN Numbers.  Section 2.15 of the Base Indenture is hereby amended so that, with respect to the Securities, (i) each instance of the word “redemption” therein shall hereby be replaced by the word “repurchase” and each instance of the term “‘CUSIP’” therein shall hereby be replaced by the phrase “‘CUSIP,’ ‘ISIN’ or other similar numbers” and (ii) the following sentence shall hereby be inserted immediately at the end of such

Section 2.15: “The Company shall promptly notify the Trustee of any change in the CUSIP, ISIN or other similar numbers.”

SECTION 3.12.  Deposits of Monies.  Except to the extent payment of interest is made by the Company’s check pursuant to Section 3.01, prior to 11:00 a.m., New York City time, on each Interest Payment Date and Stated Maturity, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Stated Maturity in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Stated Maturity.

SECTION 3.13.  Additional Securities; Repurchases.  The Company shall be entitled without the consent of any Holder of a Security, subject to its compliance with the Indenture, to reopen the Indenture and issue Additional Securities under the Indenture which shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance, issue price and interest accrued prior to the date of issuance of such Additional Securities; provided that if any such Additional Securities are not fungible with the Securities initially issued under the Indenture for U.S. Federal income tax purposes, such Additional Securities shall have a separate CUSIP number.  The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under the Indenture.

With respect to any Additional Securities, the Company shall set forth in a resolution of its Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a)  whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

(b)  the aggregate principal amount of such Additional Securities which may be authenticated and delivered under the Indenture, which may be in an unlimited aggregate principal amount;

(c)  the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; and

(d)  if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.4 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof.

(e)  The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Securities are surrendered to the Company),

repurchase Securities in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.  The Company shall cause any Securities so repurchased (other than Securities repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 3.09.

SECTION 3.14.  Applicability of Sections 2.9 and 2.10 of the Base Indenture.  Sections 2.9 and 2.10 of the Base Indenture shall not apply to the Securities.

ARTICLE IV

Satisfaction and Discharge

SECTION 4.01.  Applicability of Article VIII of the Base Indenture.  Article VIII of the Base Indenture shall not apply to the Securities.  Instead, the satisfaction and discharge provisions set forth in this Article IV shall, with respect to the Securities, supersede in their entirety such Article VIII of the Base Indenture, and all references in the Base Indenture to such Article VIII or any Sections thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Securities, be deemed to be references to this Article IV and the satisfaction and discharge provisions set forth in this Article IV.

SECTION 4.02.  Satisfaction and Discharge of Indenture.  The Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when:

(i) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled; or

(ii) all Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at Stated Maturity for the payment of the principal amount thereof, at any Fundamental Change Repurchase Date or on the third Business Day following the last day of the applicable Observation Period (in the case of Cash Settlement or Combination Settlement) or the applicable Conversion Date (in the case of Physical Settlement) upon conversion or otherwise), and the Company shall deposit with the Trustee, in trust, or pay or deliver to the Holders, as applicable, cash, shares of Common Stock or a combination thereof, as applicable, sufficient to pay all amounts due (and cash, shares of Common Stock or a combination thereof deliverable following conversion, if applicable) on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash at the Stated Maturity of the Securities or upon an earlier Fundamental Change Repurchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture shall cease to be of further effect (except as to (A) rights hereunder of Holders of the Securities to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders of the Securities, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (B) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture.

Notwithstanding the satisfaction and discharge of the Indenture pursuant to this Article IV, the obligations of the Company to the Trustee under Section 6.08, the obligations of the Company to any Authenticating Agent under Section 6.15 and, if money shall have been deposited with the Trustee pursuant to the preceding paragraph of this Section 4.02, the obligations of the Trustee under Section 4.03 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

SECTION 4.03.  Application of Trust Money.  Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.02 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this First Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

SECTION 4.04.  Paying Agent to Repay Monies Held.  Upon the satisfaction and discharge of the Indenture, all monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 4.05.  Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 4.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 4.03; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE V

Remedies

SECTION 5.01.  Applicability of Article VI of the Base Indenture.  Article VI of the Base Indenture shall not apply to the Securities.  Instead, the Event of Default provisions set forth in this Article V shall, with respect to the Securities, supersede in their entirety Article VI of the Base Indenture, and all references in the Base Indenture to Article VI and Event of Default provisions therein, as the case may be, shall, with respect to the Securities, be deemed to be references to this Article V and the Event of Default provisions set forth in this Article V.

SECTION 5.02.  Events of Default.  Each of the following events shall be an “Event of Default” with respect to the Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)  default in the payment of the principal, when due and payable, of any of the Securities (at Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise); or

(b)  default for 30 days in the payment of an installment of interest on any of the Securities, when due and payable; or

(c)  failure by the Company to comply with its obligation to convert any Security upon exercise of a Holder’s conversion right in accordance with Article XII of this First Supplemental Indenture within two Business Days of the date required; or

(d)  failure by the Company to provide a Fundamental Change Company Notice pursuant to Section 11.02(b) or notice of a specified corporate transaction required by Section 12.01(a)(iii) or Section 12.01(a)(iv) in accordance with the relevant Section, in each case within three Business Days of the date required; or

(e)  default in the performance or breach of the provisions of Article VIII; or

(f)  default in the performance, or breach, of any covenant or agreement of the Company under this First Supplemental Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clauses (a) through (e) above) and such default or breach shall continue for a period of 60 days after written notice has been given:

(x) to the Company by the Trustee; or

(y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities;

(g)  default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of indebtedness under which the Company or any Subsidiary of the Company then has outstanding indebtedness in excess of $30,000,000 (or its foreign currency equivalent) in each case, individually or in the aggregate, and either:

(x)     such indebtedness is already due and payable in full; or

(y)     such default or defaults have resulted in the acceleration of the maturity of such cash indebtedness; or

(h)  one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $30,000,000 (or its foreign currency equivalent) in each case, either individually or in the aggregate, shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

(i)  the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law or (B) adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(j)  the institution by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or

(k)  any Securities Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except as permitted in the Indenture), or any Subsidiary Guarantor, or any Person acting on its behalf, shall deny or disaffirm its obligation under the Securities Guarantee.

SECTION 5.03.  Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than those covered by clause (i) or (j) of Section 5.02 with respect to the Company or any Significant Subsidiary or Subsidiary Guarantor) shall occur and be continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice to the Trustee and the Company, may declare the principal of and accrued and unpaid interest, if any, on all of the Outstanding Securities due and payable immediately, upon which declaration, all amounts payable in respect of the Securities shall be due and payable as of the date which is five Business Days after the giving of such notice.  If an Event of Default specified in clause (i) or (j) of Section 5.02 with respect to the Company or any Significant Subsidiary or Subsidiary Guarantor occurs and is continuing, then the principal of and accrued and unpaid interest, if any, on all the Outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration if:

(a)  the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(ii) all overdue interest on all Securities;

(iii) the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities; and

(iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate set forth in the Securities which have become due otherwise than by such declaration of acceleration;

(b)  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c)  all Events of Default, other than the non-payment of principal of and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.04.  Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:

(a)  default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)  default is made in the payment of the principal of any Security on the due date for payment thereof, including, with respect to any Security required to have been repurchased pursuant to a Fundamental Change offer on the Fundamental Change Repurchase Date, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

In addition to the rights and powers set forth in Section 317(a) of the Trust Indenture Act, the Trustee shall be entitled to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of the Securities allowed in any judicial proceeding relative to the Company or any other obligor upon the Securities, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.05.  Trustee May File Proofs of Claim.  In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), any of its property or any of its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.08.

No provision of the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 5.06.  Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under the Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, distributions and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.07.  Application of Money Collected.  Any money collected by the Trustee pursuant to this Article and any money or other property distributable in respect of the Company’s obligations under the Indenture after the occurrence of an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 6.08;

SECOND:  To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively;

THIRD:  To the payment of any and all other amounts due under the Indenture or the Securities; and

FOURTH:  To the Company (or such other Person as a court of competent jurisdiction may direct).

SECTION 5.08.  Limitation on Suits.  Subject to Section 5.09, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder or under the Securities, unless

(a)  such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)  the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)  such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)  the Trustee for 45 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)  no direction inconsistent with such written request has been given to the Trustee during such 45-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 5.09.  Unconditional Right of Holders to Receive Principal and Interest and Amounts Due upon Conversion of the Securities.  Notwithstanding any other provision in the Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest (subject to Section 3.07), if any, on and (z) the consideration due upon conversion of, such Security, on or after the respective due dates expressed or provided for in such Security or in the Indenture, or to institute suit on or after such respective due dates for the enforcement of any such payment or delivery, as the case may be.

SECTION 5.10.  Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted, subject to the determination in such proceeding.

SECTION 5.11.  Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.8 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.12.  Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.13.  Control by Holders.  The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(a)  such direction shall not be in conflict with any rule of law or with the Indenture, and

(b)  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.14.  Waiver of Defaults.  The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any Default under the Indenture and its consequences, except a Default

(a)  in the payment of the principal of or interest on any Security (including any Security which is required to have been repurchased pursuant to a Fundamental Change offer);

(b)  with respect to a failure to deliver the consideration due upon conversion of any Security; or

(c)  in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.15.  Undertaking for Costs.  All parties to this First Supplemental Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant, other than the Trustee, in such suit to file an undertaking to pay the costs of such suit (including reasonable counsel fees and expenses), and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, in any suit instituted by the Trustee, in any suit instituted by any Holder or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or in any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity expressed in such Security (or, in the case of a Fundamental Change offer, on or after the Fundamental Change Repurchase Date).

SECTION 5.16.  [Reserved].

SECTION 5.17.  Additional Interest.  Notwithstanding any provisions of the Indenture to the contrary, if the Company so elects, the sole remedy for an Event of Default relating to any obligation to file documents and reports with the Trustee as required by Section 314(a)(1) of the Trust Indenture Act, Section 7.04 of this First Supplemental Indenture or Section 10.06 of this First Supplemental Indenture shall for the first 180 days following the occurrence of such Event of Default consist exclusively of the right to receive Additional Interest on the Securities at a rate equal to (i) 0.25% per annum of the principal amount of the Securities Outstanding for each day during the first 90-day period during which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the Securities Outstanding for each day during the next 90-day period during which such Event of Default is continuing beginning on, and including, the 91st day after such an Event of Default first occurred. In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default described in the preceding sentence, the Company must give notice to Holders of the Securities, the Trustee and the Paying Agent of such election on or before the fifth Business Day after the first date on which such Event of Default has occurred. Such Additional Interest will be payable in the same manner and on the same dates as the stated interest on the Securities in accordance with Section 3.07 of this First Supplemental Indenture and the Securities. For the avoidance of doubt, in no event shall Additional Interest exceed an aggregate rate of 0.50% per annum on any Security. Upon the failure to timely give all Holders, the Trustee and the Paying Agent such notice or to pay such Additional Interest, the Securities will be immediately subject to acceleration as provided in this First Supplemental Indenture. On the 181st day after such Event of Default occurs (if such Event of Default is not cured or waived prior to such 181st day), the Securities shall be subject to acceleration as provided in this First Supplemental Indenture. This Section 5.17 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.

ARTICLE VI

The Trustee

SECTION 6.01.  Applicability of Article VII of the Base Indenture.  Article VII of the Base Indenture shall not apply to the Securities.

SECTION 6.02.  Certain Duties and Responsibilities.  (a)    Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture, and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture; but in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)  In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such his or her own affairs.

(c)  No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligence or willful misconduct, except that: (i) no provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers under the Indenture, unless the Trustee has received security and indemnity satisfactory to it against any loss, liability or expense; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless the Trustee was negligent in ascertaining the pertinent facts; and (iii) this Subsection (c) shall not be construed to limit the effect of Subsections (a) and (e) of this Section.

(d)  Whether or not therein expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.02.

(e)  The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

SECTION 6.03.  Notice of Defaults.  If a Default or an Event of Default occurs and is continuing and is actually known to the Trustee, the Trustee shall provide to all Holders notice of such Default or Event of Default hereunder actually known to the Trustee within 90 days after obtaining such actual knowledge, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default or an Event of Default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 6.04.  Certain Rights of Trustee.  Subject to the provisions of Section 6.02:

(a)  the Trustee may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)  any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution of the Company;

(c)  whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) shall be entitled to receive and may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(d)  the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled (subject to reasonable confidentiality arrangements as may be proposed by the Company) to make reasonable examination (upon prior notice and during regular business hours) of the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or custodians or nominees and the Trustee shall not be responsible for the supervision of, or any misconduct or negligence on the part of, any agent or attorney appointed with due care by it hereunder and shall not be responsible for the supervision of officers and employees of such agents or attorneys;

(h)  the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture;

(i)  in the event that the Trustee is also acting as Authenticating Agent, Paying Agent, Security Registrar or Securities Custodian hereunder, the rights and protections afforded to the Trustee pursuant to this Article VI, including its right to be indemnified, shall also be afforded to such Authenticating Agent, Paying Agent, Security Registrar and Securities Custodian;

(j)  the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and the Indenture;

(k)  in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(l)  the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture.

SECTION 6.05.  Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of the Indenture or of the Securities.  The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.06.  May Hold Securities.  The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar, any Securities Custodian or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.09 and 6.14, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar, Securities Custodian or such other agent.

SECTION 6.07.  Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.08.  Compensation and Reimbursement.  The Company agrees (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (2) except as otherwise expressly provided herein, to promptly reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may have been caused by its gross negligence or willful misconduct; and (3) to indemnify the Trustee, its directors, officers, agents and employees for, and to hold them harmless against, any and all loss, damage, claim, liability or expense incurred without gross negligence or willful misconduct on its part, including taxes (other than taxes based upon, measured by or determined by the revenue or income of the Trustee), arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing to it pursuant to this Section 6.08, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

Without limiting any rights available to the Trustee under the Indenture or applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.02(i) or Section 5.02(j), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

Notwithstanding any provisions of the Indenture, the provisions of this Section shall survive the resignation or removal of the Trustee and any satisfaction and discharge, or termination, of the Indenture.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 6.09.  Conflicting Interests.  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture.

SECTION 6.10.  Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has, or is a wholly owned subsidiary of a bank holding company that has, a combined capital and surplus of at least $50,000,000 and a Corporate Trust Office in the Borough of Manhattan, The City of New York.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal or State supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.11.  Resignation and Removal; Appointment of Successor.  (a)   No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.12.

(b)  The Trustee may resign at any time by giving written notice thereof to the Company.  If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 6.12 shall not have been delivered to the Company and the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)  The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.  If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 6.12 shall not have been delivered to the Company and the Trustee being removed within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)  If at any time:

(i) the Trustee shall fail to comply with Section 6.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security or Securities for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.10 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by a Board Resolution, may remove the Trustee, or (B) subject to Section 5.15, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.12, become the successor Trustee and supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in accordance with the applicable requirements of Section 6.12, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)  The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 10.2 of the Base Indenture as amended and supplemented by Section 1.07 of this First Supplemental Indenture.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g)  The resignation or removal of the Trustee pursuant to this Section 6.11 shall not affect the obligation of the Company to indemnify the Trustee pursuant to Section 6.08(3) in connection with the exercise or performance by the Trustee prior to its resignation or removal of any of its powers or duties hereunder.

(h)  No Trustee under the Indenture shall be liable for any action or omission of any successor Trustee.

SECTION 6.12.  Acceptance of Appointment by Successor.  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.13.  Merger, Conversion, Consolidation or Succession to Business.  Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, however, that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.14.  Preferential Collection of Claims Against the Company.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 6.15.  Appointment of Authenticating Agent.  The Trustee may appoint an Authenticating Agent or Agents, reasonably acceptable to the Company, which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange or registration of transfer or partial purchase or pursuant to Section 2.8 of the Base Indenture, and Securities so authenticated shall be entitled to the benefits of the Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in the Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 10.2 of the Base Indenture as amended and supplemented by Section 1.07 of the Supplemental Indenture, to all Holders as their names and addresses appear in the Security Register.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all of the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities described in the within-mentioned Indenture.

Dated:

U.S. Bank National Association, as Trustee
By
As Authentication Agent

By
Authorized Signatory

ARTICLE VII

Holders’ Lists and Reports by Trustee and Company

SECTION 7.01.  Company to Furnish Trustee Names and Addresses of Holders.  The Company shall furnish or cause to be furnished to the Trustee at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, all information in the possession or control of the Company, or of any of its Paying Agents (if the sole Paying Agent is not Trustee), as to the names and addresses of the Holders, and requiring Trustee to preserve, in as current a form as is reasonably practicable, all such information so furnished to it or received by it in the capacity of Paying Agent.  Notwithstanding this Section 7.01, it being understood that for so long as Trustee is the sole Paying Agent and Security Registrar, and Securities are issued solely in the form of Global Securities, the Company does not possess or control any such information required by this Section 7.01 or Section 312(a) of the Trust Indenture Act.

SECTION 7.02.  Noteholder Communications.  The rights of Holders to communicate with other Holders with respect to the Indenture or the Securities are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 7.03.  Reports by Trustee.  (a)  Within 60 days after June 15 of each year commencing June 15, 2017, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under the Indenture to the extent required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b)  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed (if any), with the Commission and with the Company.  The Company will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

SECTION 7.04.  Reports by Company.  Section 4.2 of the Base Indenture shall not apply to the Securities. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.  The availability of the foregoing reports on the Commission’s EDGAR service (or successor thereof) shall be deemed to satisfy the Company’s delivery obligations to the Trustee and the Holders.

Any and all Defaults or Events of Default arising from a failure to file with the Commission or furnish in a timely manner any information required by this Section 7.04 shall be deemed cured and the Company shall be deemed to be in compliance with this Section 7.04 upon filing or furnishing such information as contemplated by this Section 7.04.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE VIII

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 8.01.  Applicability of Article V of the Base Indenture.  Article V of the Base Indenture shall not apply to the Securities.  Instead, the consolidation, merger, conveyance, transfer and lease provisions set forth in this Article VIII shall, with respect to the Securities, supersede in their entirety such Article V of the Base Indenture, and all references in the Base Indenture to such Article and the Company successor provisions therein, as the case may be, shall, with respect to the Securities, be deemed to be references to this Article VIII and the consolidation, merger, conveyance, transfer and lease provisions set forth in this Article VIII.

SECTION 8.02.  Company May Consolidate, Etc. Only on Certain Terms.  The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons unless at the time and after giving effect thereto:

(a)  either:

(i) if the transaction or transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or

(ii) the Person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company, substantially as an entirety, are transferred (any such surviving Person or transferee Person being the “Surviving Entity”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee all the obligations of the Company under the Securities and the Indenture, and in each case, the Indenture and the Securities shall remain in full force and effect; and

(b)  immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing.

In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated by the foregoing provisions of this Section 8.02, the Company shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease, assignment, or other disposition and the supplemental indenture in respect thereof (required under Section 8.02(a)(ii)) comply with the requirements of the Indenture.

SECTION 8.03.  Successor Substituted.  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 8.02, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Securities and the Indenture, as applicable, with the same effect as if such successor had been named as the Company in the Securities and the Indenture, as the case may be, and, except in the case of a lease, the Company shall be released and discharged from its obligations thereunder.

ARTICLE IX

Amendments; Waivers; Supplemental Indentures

SECTION 9.01.  Applicability of Sections 9.1, 9.2 and 9.3 of the Base Indenture.  Sections 9.1, 9.2 and 9.3 of the Base Indenture shall not apply to the Securities.  Instead, Sections 9.02, 9.03 and 9.04, respectively, of this First Supplemental Indenture, shall, with respect to the Securities, supersede in their entirety such Sections 9.1, 9.2 and 9.3, respectively, of the Base Indenture, and all references in the Base Indenture to such Sections and the amendment and waiver provisions therein, as the case may be, shall, with respect to the Securities, be deemed to be references to Sections 9.02, 9.03 and 9.04 of this First Supplemental Indenture, as applicable, and the supplemental indenture provisions set forth therein.

SECTION 9.02.  Amendments, Waivers and Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may together amend, waive or supplement the Indenture or the Securities, for any of the following purposes:

(a)  to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities and to evidence the assumption of obligations under the Indenture;

(b)  to add to the covenants of the Company or Events of Default for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(c)  to secure the Securities;

(d)  to add guarantees with respect to the Securities;

(e)  to cure any ambiguity or omission or to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture;

(f)  to make any change that does not adversely affect the rights of any Holder;

(g)  in connection with any Merger Event, provide that the Securities are convertible into Reference Property, subject to the provisions of Section 12.02, and make certain related changes to the terms of the Securities to the extent expressly required by the Indenture;

(h)  to comply with any requirement of the Trust Indenture Act or the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(i)  to conform the provisions of the Indenture to the “Description of notes” section of the Prospectus Supplement;

(j)  to appoint a successor Trustee with respect to the Securities;

(k)  to comply with the rules of any applicable securities depositary, including the Depositary, so long as such amendment does not adversely affect the rights of any Holder in any material respect;

(l)  provide for the issuance of Additional Securities, in accordance with Section 3.13 of this First Supplemental Indenture; or

(m)  increase the Conversion Rate as provided in the Indenture;

provided, however, that the Company shall have delivered to the Trustee an Opinion of Counsel and Officer’s Certificate stating that such action pursuant to clauses (a) to (m) above is permitted by the Indenture.  The Trustee shall not be obligated to enter into any such amendment, waiver or supplemental indenture that adversely affects its own rights, duties or immunities under the Indenture or otherwise.

SECTION 9.03.  Modifications, Amendments and Supplemental Indentures with Consent of Holders.  With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities (including consents obtained in connection with a repurchase of, or tender or exchange offer for, Securities), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may together modify, amend or supplement the Indenture or the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture; provided, however, that no such modification, amendment or supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a)  reduce the principal amount of or extend the Stated Maturity of the Securities;

(b)  make any Security payable in money, or at a place of payment, other than that stated in the Security;

(c)  reduce the percentage in principal amount of Outstanding Securities that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Securities;

(d)  reduce or change the rate of or extend the stated time for payment of interest on the Securities;

(e)  make any change that adversely affects the conversion rights of any Security;

(f)  reduce the Fundamental Change Repurchase Price or amend or modify in any manner adverse to the Holders the Company’s obligation to make any such payment, whether through an amendment or waiver of provisions in the covenants or definitions related thereto or otherwise;

(g)  change the ranking of the Securities or the Securities Guarantees, in each case, in a manner that adversely affects such Holder;

(h)  make any changes in the provisions of this Article IX requiring the consent of each Holder or in the waiver provisions of Section 5.03 or Section 5.14 of this First Supplemental Indenture; or

(i)  other than in accordance with the provisions of this First Supplemental Indenture, eliminate any existing Securities Guarantee.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

The Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplemental indenture.

After an amendment or supplemental indenture under the Indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such amendment.  However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

SECTION 9.04.  Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by the Indenture, the Trustee shall be given, and (subject to Section 6.02) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by the Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under the

Indenture or otherwise; provided that the Trustee shall enter into and execute all other supplemental indentures which satisfy all applicable conditions under this Article IX.

SECTION 9.05.  Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.06.  [Reserved].

SECTION 9.07.  [Reserved].

SECTION 9.08.  Waiver of Certain Covenants.  The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 8.02 if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE X

Covenants

SECTION 10.01.  Payment of Principal and Interest.  Section 4.1 of the Base Indenture shall not apply to the Securities. The Company shall duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and the Indenture. The Company will deposit or cause to be deposited with the Trustee or its nominee, no later than 11:00 a.m., New York City time, on the date of the Stated Maturity of any Security or no later than 11:00 a.m., New York City time, on the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date as the case may be.

SECTION 10.02.  Maintenance of Office or Agency.  The Company shall maintain in the Borough of Manhattan, The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at a Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.  In the event any such notice or demands are so made or served on the

Trustee, the Trustee shall as soon as reasonably practicable forward copies thereof to the Company.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as Paying Agent and Security Registrar, and the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, located at 100 Wall Street, 16th Floor, New York, NY 10005, as one such office or agency of the Company for each of the aforesaid purposes.

SECTION 10.03.  Money for Security Payments to be Held in Trust.  Section 2.5 of the Base Indenture shall not apply to the Securities.  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, the Company will, prior to 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:  (i) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent (other than the Company) to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04.  Existence; Activities.  Subject to Article VIII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.05.  Statement by Officers as to Default; Compliance Certificates.  (a) Section 4.3 of the Base Indenture shall not apply to the Securities.

(b) The Company shall deliver to the Trustee, prior to March 31 in each year commencing with the year beginning on January 1, 2017, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

(c) The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of a Default or an Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

SECTION 10.06.  Provision of Financial Information.  For so long as the Securities are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission (if permitted by Commission practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required so to file such documents if the Company were so subject.  If, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted by Commission practice or applicable law or regulations, the Company will transmit (or cause to be transmitted) by mail to the Trustee and all Holders of the Securities, as their names and addresses appear in the Securities Register, copies of such documents on or prior to the Required Filing Date. Any Default or Event of Default arising from a failure to file with the Commission or post in a timely manner any information under this Section 10.06 shall be deemed cured upon filing or posting such information.

SECTION 10.07.  Securities Guarantees.  If, on any date after the Issue Date, any Subsidiary that is not already a Guarantor guarantees obligations under the indenture governing any issuance of Senior Notes (as may be amended, extended, modified or refinanced from time to time), then the provisions of Article XIII shall apply to the Securities and such Subsidiary and the Company shall cause such Subsidiary to execute and deliver a supplemental indenture in the form attached as Exhibit D hereto and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which such Subsidiary was required to guarantee the Securities to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and binding agreement of such Subsidiary, enforceable in accordance with its terms (subject to customary exceptions). The Securities Guarantee of a Subsidiary Guarantor shall be automatically and unconditionally released without any further action by the Company or any Subsidiary Guarantor at such time as such Subsidiary Guarantor ceases to guarantee obligations under the indenture governing such issuance of Senior Notes.

SECTION 10.08.  Future Liens.  If, on any date after the Issue Date, any of the Senior Notes or Securities Guarantees of the Senior Notes (in each case, as may be amended, extended, modified or refinanced from time to time) are secured, then contemporaneously with the provision of such security, the Company shall cause effective provision to be made to secure the Securities or the relevant Securities Guarantee of the Securities on an equal and ratable basis with such Senior Notes or such Securities Guarantee of such Senior Notes, as the case may be, for so long as such Senior Notes or such Securities Guarantee of such Senior Notes are secured.

Any security created for the benefit of the Holders pursuant to the preceding paragraph will provide by its terms that such security shall be automatically and unconditionally released and discharged without any further action by the Company or any Subsidiary Guarantor upon the release and discharge of the security under the applicable Senior Notes or Securities Guarantee of such Senior Notes.

ARTICLE XI

Redemption of Securities; Fundamental Changes and Repurchases Thereupon

SECTION 11.01.  Applicability of Articles III and XI of the Base Indenture; No Right of Redemption or Sinking Fund.  Articles III and XI of the Base Indenture shall not apply to the Securities. The Securities are not redeemable at the election of the Company prior to the Stated Maturity, and no sinking fund shall be provided for the Securities.

SECTION 11.02.  Repurchase at Option of Holders Upon a Fundamental Change:

(a)  If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash any or all of such Holder’s Securities, or any portion of the principal amount thereof, that is equal to $1,000 or a multiple of $1,000, on a date specified by the Company that is no earlier than the 20th calendar day following the date of, and no later than the 35th calendar day following the date of, delivery of the Fundamental Change Company Notice (the “Fundamental Change Repurchase Date”), at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that if a Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the Business Day immediately following the Interest Payment Date to which such Regular Record Date relates, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Securities to be repurchased pursuant to this Article XI. The requirement for the Company to purchase any Securities on the Fundamental Change Repurchase Date shall be subject to extension to comply with applicable law.

Repurchases of Securities under this Section 11.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Security as Exhibit C thereto, if the Securities are Definitive Securities, or in compliance with the Depositary’s procedures for tendering interests in Global Securities, if the Securities are not Definitive Securities, in each case prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Securities, in the case of Definitive Securities, to the Paying Agent appointed by the Company (together with all necessary endorsements for transfer), or book-entry transfer of the Securities, in compliance with the procedures of the Depositary, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Securities to be repurchased shall state:

(i) if such Securities are Definitive Securities, the certificate numbers of such Securities;

(ii) the portion of the principal amount of such Securities, which must be $1,000 or an integral multiple thereof; and

(iii) that such Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this First Supplemental Indenture;

provided, however, that if such Securities are not Definitive Securities, the Fundamental Change Repurchase Notice must also comply with appropriate procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 11.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.04 below. The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b)  Fundamental Change Company Notice. On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Securities, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in New York, New York or shall publish such information on the Company’s website or through such other public medium as the Company may use at such time. Each Fundamental Change Company Notice shall specify:

(i) the events causing a Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article XI;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the

Holder withdraws any Fundamental Change Repurchase Notice previously delivered in accordance with this First Supplemental Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 11.02.

(c)  No Payment During Events of Default. There shall be no repurchase on any date of any Securities pursuant to this Section 11.02 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Definitive Securities held by it during the continuance of an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price with respect to the Securities) and shall deem canceled any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depositary, in which case, upon such return and cancelation, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 11.03.  Effect of Fundamental Change Repurchase Notice.  Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 11.02 hereof, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 11.04 hereof) thereafter be entitled to receive solely the Fundamental Change Repurchase Price in cash with respect to such Security.  Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the Fundamental Change Repurchase Date with respect to such Security (provided, the conditions in Section 11.02 hereof have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 11.02 hereof.

SECTION 11.04.  Withdrawal of Fundamental Change Repurchase Notice.  A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(ii) if Definitive Securities have been issued, the certificate numbers of the withdrawn Securities; and

(iii) the principal amount, if any, of such Securities that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or a multiple of $1,000;

provided, however, that if such Securities are not Definitive Securities, the notice must comply with appropriate procedures of the Depositary.

The Paying Agent will promptly return to the respective Holders thereof any Definitive Securities with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with the provisions of this Section 11.04.

SECTION 11.05.  Deposit of Fundamental Change Repurchase Price.  Prior to 11:00 a.m. (local time in The City of New York) on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Securities on the Fundamental Change Repurchase Date, then, with respect to the Securities that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with this First Supplemental Indenture, (a) such Securities will cease to be outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Securities is made or such Securities have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Repurchase Price).

SECTION 11.06.  Securities Repurchased in Whole or in Part.  Any Security that is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Definitive Securities, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not repurchased.

SECTION 11.07.  Covenant to Comply With Applicable Laws Upon Repurchase of Securities.  In connection with any offer to repurchase Securities under Section 11.02 hereof, the Company shall, in each case if required, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws, in each case, so as to permit the rights and obligations under Section 11.02 to be exercised in the time and in the manner specified in Section 11.02.

SECTION 11.08.  Repayment to the Company.  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 11.05 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then, following the Fundamental Change Repurchase Date, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE XII

Conversion

SECTION 12.01.  Right to Convert.  (a)  Subject to and upon compliance with the provisions of this First Supplemental Indenture, each Holder shall have the right, at such Holder’s option, to convert the principal amount of any such Securities, or any portion of such principal amount equal to $1,000 or a multiple of $1,000 thereof, at the Conversion Rate in effect on the Conversion Date for such Securities, (x) prior to the close of business on the Business Day immediately preceding March 15, 2021, only upon satisfaction of one or more of the conditions described in clauses (i) through (iv) below and (y) on or after March 15, 2021, at any time prior to the close of business on the Business Day immediately preceding September 15, 2021, irrespective of the conditions described in clauses (i) through (iv) below:

(i) Prior to the close of business on the Business Day immediately preceding March 15, 2021, a Holder may surrender all or a portion of its Securities for conversion at any time during any fiscal quarter (and only during such fiscal quarter) commencing after the fiscal quarter ending on December 31, 2016 if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price in effect on each such Trading Day. The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) if the Securities become convertible in accordance with this Section 12.01(a)(i).

(ii) Prior to the close of business on the Business Day immediately preceding March 15, 2021, a Holder may surrender all or any portion of its Securities for conversion at any time during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 12.01(a)(ii), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day (the “Trading Price Condition”). The Bid Solicitation Agent, if other than the Company, shall have no obligation to determine the Trading Price per $1,000 principal amount of Securities in accordance with this Section 12.01(a)(ii) unless requested by the Company, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, it shall have no obligation to determine the

Trading Price) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. The Company shall instruct the Bid Solicitation Agent to determine (or, if the Company is then acting as Bid Solicitation Agent, the Company shall determine) the Trading Price per $1,000 principal amount of Securities beginning on the next Trading Day promptly following the receipt of such evidence and on each successive Trading Day until such Trading Day on which the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If the Trading Price Condition has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) within one Business Day. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) within one Business Day.

(iii) If, prior to the close of business on the Business Day immediately preceding March 15, 2021, the Company elects to:

(A)            issue to all or substantially all holders of Common Stock any rights, options or warrants (other than in connection with a stockholders’ rights plan so long as such rights have not separated from the Common Stock or such rights are not exercisable) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of a share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)            distribute to all or substantially all holders of Common Stock (other than a distribution of shares of Common Stock as to which an adjustment was effected pursuant to Section 12.03(a)) assets, securities or rights to purchase securities of the Company (other than in connection with a stockholders’ rights plan so long as such rights have not separated from the Common Stock or such rights are not exercisable), which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify the Holders at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution.

Once the Company has given such notice, Holders may surrender all or any portion of their Securities for conversion at any time until the earlier of the close of business on the Business Day immediately prior to such Ex-Dividend Date or the Company’s announcement that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time. Notwithstanding the foregoing, a Holder may not convert its Securities under the provisions of this Section 12.01(a)(iii) if such Holder will participate in such issuance or distribution, at the same time, upon the same terms and in the same manner as a holder of Common Stock participates, as if such Holder held, for each $1,000 principal amount of Securities, a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Ex-Dividend Date.

(iv) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding March 15, 2021, regardless of whether a Holder has the right to require the Company to repurchase the Securities pursuant to Article XI hereof, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets that occurs prior to the close of business on the Business Day immediately preceding March 15, 2021, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, Holders may surrender all or any portion of their Securities for conversion at any time from or after the date that is 35 Scheduled Trading Days prior to the anticipated effective date of such transaction (or, if later, the Business Day after the Company gives notice of such transaction) until 35 Trading Days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date). The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) (i) as promptly as practicable following the date the Company publicly announces such transaction, but in no event less than 35 Scheduled Trading Days prior to the anticipated effective date of such transaction; or (ii) if the Company does not have knowledge of such transaction at least 35 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(b)  Securities may not be converted after the close of business on the Business Day immediately preceding September 15, 2021.

SECTION 12.02.  Conversion Procedures; Settlement Upon Conversion.

Subject to this Section 12.02, Section 12.05(b) and Section 12.06, upon conversion of any Security, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 12.02(n) (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 12.02(n) (“Combination Settlement”), at its election, as set forth in this Section 12.02.

(a)  All conversions occurring on or after March 15, 2021 shall be settled using the same Settlement Method.

(b)  Prior to March 15, 2021, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Trading Days.

(c)  The Company shall from time to time make an election with respect to the Settlement Method it chooses to satisfy its Settlement Amount (a “Settlement Election”). Each Settlement Election shall be effective until the Company provides a notice of a different Settlement Election (each such notice, a “Settlement Election Notice”), and such different Settlement Election becomes effective. If the Company makes a Settlement Election hereunder, the Company shall provide to all Holders, the Trustee and the Conversion Agent (if other than the Trustee) a Settlement Election Notice with respect to each Settlement Election specifying the newly chosen Settlement Method, the effective date of such Settlement Election (which cannot be earlier than the third Scheduled Trading Day following the delivery of such Settlement Election Notice) and in the case of Combination Settlement, the Specified Dollar Amount. If the Company makes a Settlement Election specifying Combination Settlement in respect of its Settlement Amount but does not specify a Specified Dollar Amount in the notice of such Settlement Election, the Specified Dollar Amount shall be deemed to be equal to $1,000. The Company may not change the Settlement Election after March 15, 2021. If the Company does not have in effect a Settlement Method in respect of any Conversion Date, the Company shall be deemed to have elected Combination Settlement in respect of its Settlement Amount with respect to the relevant conversion of Securities, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000.  Prior to such date, the Company shall have the right to irrevocably elect Combination Settlement with a Specified Dollar Amount of $1,000 by complying with the following sentence. Simultaneously with providing a Settlement Election Notice, the Company shall issue a press release containing the relevant information and make such information available on its website.

(d)  The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Securities (the “Settlement Amount”) shall be computed as follows:

(i) if the Company elects Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Securities being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date, together with cash in lieu of delivering any fractional shares as set forth in Section 12.02(n);

(ii) if the Company elects Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Securities being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 consecutive Trading Days during the related Observation Period; and

(iii) if the Company elects (or is deemed to have elected) Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Securities being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive Trading Days during the related Observation Period.

(e)  The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the relevant Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any delivery of fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivery of fractional shares of Common Stock.  The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(f)  Each Security shall be convertible at the office of the Conversion Agent or, if applicable, in accordance with the procedures of the Depositary.

(g)  In order to exercise the conversion privilege with respect to any interest in a Global Security, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 12.02(l) and any taxes or duties if required pursuant to Section 12.08, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Definitive Securities, the Holder of any such Securities to be converted, in whole or in part, shall:

(i) complete and manually sign the conversion notice provided on the back of the Security (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii) deliver the Conversion Notice, which is irrevocable, and the Security to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents,

(iv) make any payment required under Section 12.02(l); and

(v) if required, pay all transfer or similar taxes as set forth in Section 12.08.

The date on which the Holder satisfies all of the applicable requirements for conversion set forth above is the Conversion Date (the “Conversion Date”). Except as set forth in Section 12.05 and Section 12.06, the Company shall pay or deliver, as the case may be, the consideration due in respect of any conversion of the Securities on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled.

(h)  Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Securities surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(i)  In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

(j)  Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(k)  Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder’s option to require the Company to repurchase such Security may be converted only if such notice of exercise is withdrawn in accordance with Article XI hereof prior to the close of business on the Business Day prior to the relevant Fundamental Change Repurchase Date.

(l)  Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below.  The Company’s payment and delivery, as the case may be, to the Holder of cash, shares of Common Stock or a combination of cash and shares of Common Stock, if applicable, together with any cash payment for any fractional share of Common Stock, into which a Security is convertible shall be deemed to satisfy in full its obligation to pay the principal amount of the Security and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Upon a conversion of Securities into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.  Notwithstanding the foregoing, if Securities are converted after the close of business on a Regular Record Date, Holders of such Securities as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion.  Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Securities so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding September 15, 2021; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.  Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding September 15, 2021 shall receive the full interest payment due on September 15, 2021 in cash regardless of whether their Securities have been converted following such Regular Record Date, and the converting Holder need not pay the Company an equivalent cash payment as described above.

(m)    Each conversion will be deemed to have been effected as to any Securities surrendered for conversion on the Conversion Date; provided, however, that the Person in whose name any shares of Common Stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement), as the case may be.  Upon a conversion of Securities, such Person shall no longer be a Holder of such Securities surrendered for conversion.

(n)  The Company shall not issue any fractional share of Common Stock upon conversion of the Securities and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Security surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash. Fractional shares shall be rounded to the nearest one ten-thousandth of a share.

(o)  Solely for purposes of determining the payments and deliveries due upon conversion under this Section 12.02, and notwithstanding the definition of “Trading Day” contained in Section 1.02, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” means a Business Day.

SECTION 12.03.  Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment to the Conversion Rate if Holders participate at the same time and on the same terms as holders of Common Stock and solely as a result of holding the Securities, in any of the transactions described under Section 12.03(a) (but only with respect to stock dividends or distributions), Section 12.03(b), Section 12.03(c), and Section 12.03(d), at the same time as holders of the Common Stock participate, without having to convert their Securities as if such Holders held a number of shares of Common Stock equal to (i) the Conversion Rate in effect for such Securities immediately prior to the Ex-Dividend Date or Effective Date for such event, as applicable, multiplied by (ii)(x) the principal amount of Securities held by such a Holder divided by (y) $1,000.

(a)  If the Company exclusively issues shares of its Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=

The Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	The Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or such Effective Date;

OS0	=	The number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or such Effective Date; and

OS1	=	The number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 12.03(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 12.03(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the

Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)  If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	The Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	The Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	The number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	The total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

The number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 12.03(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred

For the purpose of this Section 12.03(b) and for the purpose of Section 12.01(a)(iii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

(c)  If the Company distributes shares of any class of Capital Stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities to all or substantially all holders of its Common Stock, excluding:

(i) dividends, distributions or issuances and rights or warrants as to which an adjustment was effected pursuant to Section 12.03(a) or Section 12.03(b);

(ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 12.03(d) shall apply; and

(iii) Spin-Offs as to which the provisions set forth below in this Section 12.03(c) shall apply;

then the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Company’s Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 12.03(c) above will become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared. If the Company’s Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 12.03(c) by reference to the actual or when issued trading market for any securities, it may in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount of such Holder’s Securities, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Capital Stock of the Company, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 12.03(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, that are, or when issued will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to the Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The increase to the Conversion Rate under the immediately preceding paragraph will occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Securities for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, the reference to “10” in the immediately preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Spin-Off and such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Securities for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the reference to “10” in the immediately preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Ex-Dividend Date for such Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Securities, references to “10” or “10th” in the immediately preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Observation Period.

(d)  If the Company pays any cash dividend or distribution to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	The Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	The Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	The Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	The amount in cash per share the Company distributes to all or substantially all holders of the Common Stock

Any increase made under this Section 12.03(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount of its Securities, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received if such Holder owned on the relevant Record Date for such dividend or distribution a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)  If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 12.03(e) will be determined immediately after the close of business on the Trading Day next succeeding the date such tender or exchange offer expires, but will be given effect immediately after the open of business on such Trading Day.

(f)  The Company from time to time may increase the Conversion Rate by any amount for any period of time of at least 20 Business Days, so long as the Company’s Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to this Section 12.03(f), the Company shall give to Holders of record of the Securities a notice of the increase at least one day prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(g)  The Company may (but shall not be required to) increase the Conversion Rate, in addition to any adjustments pursuant to Section 12.03(a), 12.03(b), 12.03(c), 12.03(d), 12.03(e) or 12.03(f), if the Company’s Board of Directors considers such increase to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(h)  All calculations under this Article XII shall be made by the Company and shall be made to the nearest cent (including, in the case of any adjustment to the Conversion Rate, the resulting adjustment to the Conversion Price) or to the nearest one ten-thousandth of a share. No adjustment shall be required to be made for the Company’s issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 12.03 and in Section 12.05 hereof.

(i)  Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall give such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j)  For purposes of this Section 12.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k)  Notwithstanding anything in this Section 12.03 or any other provision in the Indenture or the Securities, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Securities on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 12.02(m) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 12.03, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(l)  Notwithstanding the foregoing, if the application of the foregoing formulas set forth in this Section 12.03 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a share combination).

(m)  Notwithstanding anything to the contrary in this Article XII, no adjustment to the Conversion Rate shall be made:

(i) upon the issuance of any shares of Common Stock at a price below the Conversion Price or otherwise, unless otherwise described in this Section 12.03;

(ii) on account of share repurchases, including structured or derivative transactions, or pursuant to a share repurchase program approved by the Board of Directors or otherwise, in each case, that are not tender offers for which an adjustment shall be made pursuant to Section 12.03(e);

(iii) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iv) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(v) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iv) above and outstanding as of the Issue Date;

(vi) solely for a change in the par value of the Common Stock; or

(vii) for accrued and unpaid interest, if any, on the Securities.

(n)  The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) upon any Conversion Date for any Securities (x) if Cash Settlement or Combination Settlement is applicable to such conversion, on each Trading Day in the Observation Period for such conversion and (y) if Physical Settlement is applicable to such conversion, on the relevant Conversion Date and (ii) on March 15, 2021, in each case, without duplication.

SECTION 12.04.  Certain Other Adjustments.  Whenever a provision of this First Supplemental Indenture requires the calculation of the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last

Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

SECTION 12.05.  Adjustments Upon Certain Fundamental Changes.  (a)    If the Effective Date of a Make-Whole Fundamental Change occurs and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. A conversion of Securities shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant notice of conversion of the Securities is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(b)  Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Settlement Amount by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 12.02; provided, however, that if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is composed entirely of cash, then, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the amounts deliverable by the Company shall be calculated based solely on the “Stock Price” (as defined below) for the Make-Whole Fundamental Change and shall be deemed to be an amount of cash per $1,000 principal amount of converted Securities equal to the Conversion Rate (including any increase to reflect the Additional Shares as described in this Section 12.05) multiplied by such Stock Price. In such event, the amounts deliverable by the Company shall be determined and paid to holders in cash on the third Business Day following the Conversion Date.

(c)  The number of Additional Shares, if any, by which the Conversion Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year or 366-day year, as applicable.

(ii) If the Stock Price is greater than $300.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (d) below), no Additional Shares shall be added to the Conversion Rate.

(iii) If the Stock Price is less than $63.25 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (d) below), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Securities exceed 15.8102 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 12.03.

(d)  The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 12.03.

(e)  The Company shall notify the Holders of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

SECTION 12.06.  Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)  If any of the following events occur:

(i) any recapitalization or reclassification of, or change in, the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination);

(ii) any consolidation, merger or combination involving the Company;

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(iv) any statutory share exchange;

in each case, as a result of which the Common Stock would be converted into, or exchanged for, or would be reclassified or changed into, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then at and after the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that at and after the effective time of such Merger Event, the right to convert a Security will be changed into a right to convert such Security as set forth in this First Supplemental Indenture into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the type and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event; provided, however, (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Securities in accordance with Section 12.02 and (B) (I) any amount payable in cash upon conversion of the Securities in accordance with Section 12.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Section 12.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such transaction.

If, as a result of the Merger Event, each share of Common Stock is converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (x) the Reference Property into which the Securities will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of the Common Stock, and (y) the unit of Reference Property for purposes of the foregoing sentence shall refer to the consideration referred to in clause (x) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 12.03), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy the conversion obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 12.06. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as possible to the adjustments provided for in this Article XII in the judgment of the Company’s Board of Directors or the Board of Directors of the Successor Person. If, in the case of any such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets of a Person other than the Company or its successor or the purchasing Person, as the case may be, in such reorganization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, then such supplemental indenture shall also be executed by such other Person, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their notes upon a Fundamental Change in accordance with Article XI, as the Board of Directors reasonably considers necessary by reason of the foregoing. None of the foregoing provisions shall affect the right of a Holder to convert its Securities into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 12.01 and Section 12.02 prior to the effective date of such Merger Event.

(b)  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 12.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 12.06 applies to any Merger Event, Section 12.03 shall not apply.

SECTION 12.07.  Shares to Be Fully Paid.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Securities from time to time as such Securities are presented for conversion (assuming that at the time of computation of such number of shares, all such Securities would be converted by a single Holder and that Physical Settlement is applicable).

SECTION 12.08.  Taxes on Shares Issued.  The Company will pay any documentary, stamp or similar issue or transfer tax due on the issuance or delivery of shares of Common Stock on conversion of Securities pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder of such Securities has requested that such shares of Common Stock be issued in a name other than that of the Holder of the Securities converted, then such taxes will be paid by the Holder, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 12.09.  Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock.  The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient shares of

Common Stock to satisfy conversion of the Securities from time to time as such Securities are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be converted by a single Holder).

The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

SECTION 12.10.  Responsibility of Trustee.  The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XII. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent and if it is so appointed by the Company and accepts such appointment, as Bid Solicitation Agent.

Neither the Trustee nor any Conversion Agent shall be responsible for determining whether any event contemplated by Section 12.01 has occurred which makes the Securities eligible for conversion until the Company has delivered to the Trustee and any Conversion Agent an Officer’s Certificate stating that such event has occurred, on which Officer’s Certificate the Trustee and any such Conversion Agent may conclusively rely, and the Company agrees to deliver such Officer’s Certificate to the Trustee and any such Conversion Agent immediately after the occurrence of any such event.

SECTION 12.11.  Notice to Holders Prior to Certain Actions.  In case:

(a)  the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 12.03; or

(b)  the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 12.03 or Section 12.11 hereof; or

(c)  of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company and its consolidated Subsidiaries; or

(d)  of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this First Supplemental Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder at such Holder’s address appearing on a list of Holders, which the Company shall provide to the Trustee, as promptly as practicable but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend (or any other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend (or any other distribution), reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 12.12.  Stockholder Rights Plan.  Each share of Common Stock issued upon conversion of Securities pursuant to this Article XII shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the shares of Common Stock, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all or substantially all holders of the Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 12.03(c) above, subject to readjustment in the event of the expiration, termination or redemption of such right.

ARTICLE XIII

Guarantee of Securities

SECTION 13.01.  Securities Guarantees

(a)  Subject to the other provisions of this Article XIII, each Guarantor identified and made a party to the Indenture pursuant to Section 10.07 hereby jointly and severally, guarantees to each Holder, and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities, the obligations of the Company hereunder or thereunder, that:

(i) the principal of and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders, or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

(b)  To the extent permissible under applicable law, the obligations of the Guarantors under this Securities Guarantee are unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. To the extent permitted by applicable law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Securities Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and the Indenture.

(c)  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Securities Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)  Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, to the extent permitted by applicable law, as between the Guarantors, on the one hand, and the

Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of this Securities Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article V hereof, such obligations (regardless of whether due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Securities Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Securities Guarantee.

SECTION 13.02.  Limitation on Guarantor Liability.  Each Guarantor, and by its acceptance of Securities, each Holder thereof, hereby confirms that it is the intention of all such parties that the Securities Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Securities Guarantee. To effectuate the foregoing intention, to the extent permitted under applicable law, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XIII, result in the obligations of such Guarantor under its Securities Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 13.03.  Execution and Delivery of Securities Guarantee Notation.  To evidence its Securities Guarantee set forth in Section 13.01 hereof, each Guarantor hereby agrees that a notation of such Securities Guarantee substantially in the form set forth in Section 2.01 will be endorsed by an officer of such Guarantor on each Security authenticated and delivered by the Trustee and that the Indenture will be executed on behalf of such Guarantor by one of its officers.

Each Guarantor hereby agrees that its Securities Guarantee set forth in Section 13.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Securities Guarantee.

If an officer whose signature is on the Indenture or on the Securities Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Securities Guarantee is endorsed, the Securities Guarantee will be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Securities Guarantee of such Security set forth in this First Supplemental Indenture on behalf of the Guarantors.

This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto may be electronic signatures, and signatures transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

PDC ENERGY, INC.

By:	/s/ Daniel W. Amidon
Name: Daniel W. Amidon
Title: Senior Vice President, General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Leland Hansen
Name: Leland Hansen
Title: Vice President

SCHEDULE A

The following table sets forth the amount, if any, by which the Conversion Rate will be increased per $1,000 principal amount of Securities pursuant to Section 12.05 of this First Supplemental Indenture for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$63.25	$70.00	$75.00	$85.39	$100.00	$125.00	$150.00	$175.00	$200.00	$250.00	$300.00
September 14, 2016	4.0989	3.4602	3.0101	2.2933	1.6157	0.9451	0.5831	0.3718	0.2415	0.1024	0.0398
September 15, 2017	4.0989	3.4849	3.0058	2.2495	1.5454	0.8665	0.5129	0.3139	0.1953	0.0748	0.0244
September 15, 2018	4.0989	3.4692	2.9557	2.1544	1.4248	0.7481	0.4149	0.2377	0.1379	0.0441	0.0095
September 15, 2019	4.0989	3.3487	2.7948	1.9468	1.2033	0.5603	0.2750	0.1389	0.0700	0.0139	0.0001
September 15, 2020	4.0989	3.0674	2.4510	1.5422	0.8107	0.2787	0.1000	0.0361	0.0114	0.0000	0.0000
September 15, 2021	4.0989	2.5744	1.6220	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF SECURITY]

[Global Securities Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

PDC Energy, Inc.

1.125% Convertible Senior Note due 2021

No.	$ CUSIP No.: 69327R AD3 ISIN No.: US69327RAD35

PDC Energy, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, $                  (                  DOLLARS) or such other amount shown on the Schedule of Increases or Decreases attached hereto on September 15, 2021 and to pay interest thereon from September 14, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on March 15 and September 15 in each year, commencing March 15, 2017 at the rate of 1.125% per annum, until the principal hereof is paid or duly provided for; provided, however, that any Defaulted Amounts shall bear interest at the rate borne by the Securities plus one percent per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for.  Additional Interest shall be payable as set forth in Section 5.17 of the First Supplemental Indenture, and any reference to interest on, or in respect of, any Security shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 5.17 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such First Supplemental Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 and September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Amounts to be fixed by the Trustee, notice whereof shall be given to Holders, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The Company shall pay the principal of and interest on any Global Security in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Security.  The Company shall pay the principal of any Definitive Security at the office or agency designated by the Company for that purpose.  The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Securities and its agency in New York, New York as a place where Securities may be presented for payment or for registration of transfer.  The Company may, however, change the Paying Agent or Security Registrar for the Securities without prior notice to the Holders thereof and the Company may act as Paying Agent or Security Registrar for the Securities.  Interest on

any Definitive Securities will be payable (i) to Holders of Definitive Securities having an aggregate principal amount of Securities of $2,000,000 or less, by check mailed to the Holders of such Securities at their address in the Security Register and (ii) to Holders having an aggregate principal amount of Definitive Securities in excess of $2,000,000, by either check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

PDC ENERGY, INC.

By:
Name: Barton R. Brookman, Jr.
Title: President and Chief Executive Officer

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

[Each of the Guarantors (which term includes any successor Person in such capacity under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of and interest on the Securities of this series and all other amounts due and payable under the Indenture and the Securities of this series by the Company.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Securities Guarantee and the Indenture are expressly set forth in Article XIII of the First Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Securities Guarantee.]

[NAME OF GUARANTOR]

By:
Name:
Title:

FORM OF REVERSE OF SECURITY

This Security is one of a duly authorized issue of Securities of the Company designated as 1.125% Convertible Senior Notes due 2021 (herein called the “Securities”), limited in aggregate principal amount on the Issue Date to $200,000,000 issued and to be issued under the First Supplemental Indenture, dated as of September 14, 2016 (the “First Supplemental Indenture”), between the Company and U.S. Bank National Association (herein called the “Trustee,” which term includes any successor trustee under the Indenture), which amends and supplements the Indenture dated as of September 14, 2016 between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by the First Supplemental Indenture and from time to time with respect to the Securities, herein called the Indenture,” which term shall have the meaning assigned to it in the First Supplemental Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  The Company shall be entitled, subject to its compliance with the terms of the Indenture, to issue Additional Securities pursuant to Section 3.13 of the First Supplemental Indenture.  The Securities include the Securities issued on the Issue Date and any Additional Securities.  The Securities issued on the Issue Date and any Additional Securities are treated as a single class of securities under the Indenture.

This Security is not redeemable at the election of the Company prior to the Stated Maturity, and no sinking fund is provided for this Security.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding March 15, 2021, and irrespective of such conditions on or following March 15, 2021 until the close of business on the Business Day immediately preceding September 15, 2021, in each case, to convert this Security or a portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination thereof, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Company shall deposit with the Paying Agent or Trustee, as applicable, in immediately available funds money sufficient to pay the Fundamental Change Repurchase Price and the principal amount on the Stated Maturity thereof, as the case may be, to the Holder who surrenders a Security to the Paying Agent to collect such payments in respect of the Security.

If an Event of Default shall occur and be continuing, there may be declared due and payable the principal of and accrued and unpaid interest, if any, on all of the outstanding Securities, in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or the Security or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 45 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to those suits described in Section 5.09 of the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest on and the consideration due upon conversion of this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Security is issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

All capitalized terms used in this Security shall have the meanings assigned to them in the First Supplemental Indenture.

The Indenture and this Security shall be governed by the laws of the State of New York.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint          agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

TO BE ATTACHED TO GLOBAL SECURITIES SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $200,000,000.  The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian